EXHIBIT 23.2


     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 900,000 shares of Empiric Energy, Inc. common stock issuable pursuant to the Consulting Agreement dated as of January 1, 2003 , of our report dated February 11, 2003, with respect to the consolidated financial statements of Empiric Energy, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.



     WHITLEY PENN.


Dallas, Texas

May 28, 2003